                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 2 day of September, 1997, by and between Price Communications Wireless, Inc. ("PCW"), a Delaware corporation formerly known as Price Communications Cellular Merger Corp. and K. Patrick Meehan (the "Executive").

          WHEREAS, Palmer Wireless, Inc., a Delaware corporation (the "Company"), and the Executive are parties to an Amended Employment Agreement dated as of March 28, 1997 (the "Palmer Agreement") pursuant to which the Executive has been employed as Vice President and General Counsel of the Company;

          WHEREAS, PCW, Price Communications Corporation ("PCC"), and Palmer Wireless, Inc. (the "Company") are parties to an Agreement and Plan of Merger dated as of May 23, 1997 (the "Merger Agreement") pursuant to which PCW shall merge (the "Merger") with and into the Company, and the Company, which concurrently with or subsequent to the Merger will change its name to Price Communications Wireless, Inc., shall be the surviving corporation;

          WHEREAS, as a result of the Merger, the Company shall succeed to and become fully benefited and bound by all of the rights and obligations of PCW, including without limitation this Agreement.

          WHEREAS, simultaneously with, and conditioned upon the occurrence of, the Effective Time of the Merger under the Merger Agreement, the Palmer Agreement shall be hereby automatically terminated and superseded and replaced in its entirety by this Agreement, and the Company shall employ the Executive and the Executive shall be employed by the Company from and after the Effective Time, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1.  Employment.  On the terms and conditions set forth in this
              ----------
Agreement, the Company shall employ Executive and Executive shall be employed by the Company for the term set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

          2.  Term.  The term of this Agreement shall commence on the Effective
              ----
Time of the Merger and end on December 31, 1998, provided that the term of this Agreement shall be extended automatically for additional one (1) year periods on December 31 of each year ("Year End") commencing on December 31, 1998 and each subsequent Year End, unless and until either party provides written notice to the other party, in accordance with Section 9 hereof, not less than ninety (90) days prior to such Year End that such party is terminating this Agreement, which termination shall be effective as of such Year End, or until sooner terminated as hereinafter set forth.

          3.    Position and Duties.  The Executive shall serve as Vice
                -------------------
President/General Counsel of the Company, with such duties and responsibilities as the Chief Executive Officer of PCW may from time to time determine and assign to the Executive. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company.

          4.  Place of Performance.  In connection with the Executive's
              --------------------
employment by the Company, the Executive shall be based at the principal executive offices of the Company, which the Company retains the right to change in its discretion.

          5.    Compensation and Related Matters.
                --------------------------------

                5(a)  Base Salary.  The Company shall pay to the Executive an
                      -----------
annual base salary (the "Base Salary") at the rate of $180,000 per year, payable in biweekly or other such installments consistent with the Company's payroll procedures.

                5(b)  Severance Payment.  In consideration of the termination
                      -----------------
of the Palmer Agreement and in full discharge of all liabilities and obligations of the Company thereunder, the Company shall pay to the Executive the aggregate sum of $373,586 over two years commencing on the Effective Time of the Merger, such payments to be made in equal installments during regular payroll periods of Company. The obligation to make the payments in this Section 5(b) shall survive any termination of this Agreement or expiration of the term of this Agreement.

                5(c)  Stock Options.  At or promptly after the Effective Time,
                      -------------
the Company shall cause to be granted to the Executive options to purchase 30,000 shares of Common Stock of PCC (the "Options") under the Price Communications Corporation 1992 Long Term Incentive Plan (the "Option Plan"). The exercise price shall be the Fair Market Value, as defined in the Option Plan, on the business day of the Effective Time. The Options shall become exercisable one year from the Effective Time.

                5(d)  Other Benefits.  The Executive shall be entitled to
                      --------------
participate in such plans and to receive such fringe benefits that are offered by the Company.

          6.   Non-Competition.
               ---------------

                6(a)  Non-Competition.  The Executive covenants and agrees
                      ---------------
that the Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction which the Company or any of its affiliates is engaged or has reasonably firm plans to engage in business, (i) compete with the Company or any of its affiliates on behalf of the Executive or any third party, (ii) participate as a director, agent, representative stockholder or partner or have any direct or indirect financial interest in any enterprise which engages in the cellular business or any other business in which the Company or any of its affiliates is engaged; or (iii) participate as an employee or officer in any enterprise in which Executive's responsibility relates to the cellular business or any other business in which the Company or any of its affiliates is engaged. The ownership by Executive of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange conducting any such business shall not be deemed a violation of this section 6(a).

                6(b)   Injunctive Relief.  In the event the restrictions against
                       ------------------
  engaging in a competitive activity contained in Section 6(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 6(a) hereof shall be interpreted to extend only over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          7.    Termination.
                -----------

          7(a)   Death.  The Executive's employment hereunder shall terminate
                 -----
upon the Executive's death.

          7(b)  By the Company.  The Company may terminate Executive's
                --------------
employment hereunder under the following circumstances:

          (i) If the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three
(3) consecutive months, the Company may terminate the Executive's employment hereunder.

          (ii) The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement "Cause" shall mean (A) willful refusal by the Executive to follow a written order of the Board of Directors,
(B) the Executive's willful engagement in conduct materially injurious to the Company or any of its affiliates, (C) dishonesty of a material nature that relates to the performance of the Executive's duties under this Agreement, (D) the Executive's conviction for any felony involving moral turpitude, or (E) unreasonable neglect or refusal on the part of the Executive to perform the Executive's reasonably assigned duties and obligations hereunder (unless significantly changed without Executive's consent). In addition, the Company may terminate the Executive's employment for "Cause" if the normal business operations of the company are rendered commercially impractical as a consequence of an act of God, accident, fire labor controversy, riot or civil commotion, act of public enemy, law, enactment, rule, order, or act of government or governmental instrumentality, failure of facilities, or other cause of a similar or dissimilar nature that is not reasonably within the control of the Company or which the Company could not, by reasonable diligence, have avoided.

          7(c)  By the Executive.  The Executive may terminate the Executive's
                -----------------
employment with "Good Reason". For the purposes of this Agreement "Good Reason" shall mean (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performance has been given to the Company by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; or (ii) a material reduction in the scope of the Executive's responsibilities and duties.

          7(d)  Notice of Termination.    Any termination of the Executive's
                ---------------------
employment, by the Company or the Executive (other that pursuant to Section 7(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination the Executive's employment under the provision so indicated.

          7(e)  Date of Termination.  For the purposes of this Agreement, the
                -------------------
"Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated pursuant to Section 7(b)(i) hereof, thirty
(30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated pursuant to Section 7(b)(ii) or 7(c) hereof, the date specified in the Notice of Termination, which shall be no later than 30 days after the giving of such Notice of Termination or such later date as may be mutually agreed to by the Executive and the Company; (iv) if the Executive's employment is terminated pursuant to notice under Section 2 hereof, the Year End upon which termination is effective; and (v) if the Executive's employment is terminated for any other reason, the date on which Notice of Termination is given.

          (8) Compensation Upon Termination.
              -----------------------------

          8(a) If the Executive's employment is terminated by the Executive's death, the Company shall pay to Executive's estate or as may be directed by the legal representatives of such estate, the Executive's full Base Salary through Date of Termination and all other accrued and unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(d) hereof and the payments provided in 5(b) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

          8(b)  If the Company terminates the Executive's employment pursuant to
Section 7(b)(i) hereof, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to section 5(d) hereof and the payments provided in 5(b) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement; provided that payments so
                                                   --------
made to the Executive during any period that the Executive is unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental illness or other similar incapacity shall be reduced by the sum of the amounts,. if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment.

          8(c) If the Company terminates the Executive's employment for Cause as provided in Section 7(b)(ii) hereof, or if the Company or the Executive terminates this Agreement under Section 2 hereof, the Company shall pay the Executive the Executive's full Base salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(d) hereof and the payments provided in 5(b) hereof, at the time such payments are due, and the company shall have no further obligations to the Executive under this Agreement.

          8(d) If the Executive terminates the Executive's employment other than for Good Reason, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts , if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(d) hereof and the payments provided in 5(b) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

          8(e) If the Company terminates the Executive's employment other than for Cause, disability or death and other than pursuant to Section 2 hereof or the Executive terminates the Executive's employment for Good Reason as provided in Section 7(c)(i), or (ii) hereof, the Company shall pay the Executive (A) the Executive's full Base Salary through the date of Termination and all other accrued and unpaid amounts , if any to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(d) hereof at the time such payments are due, and (B) the full Base

Salary and any other amounts that would have been payable to Executive under
Section 5(d) hereof from the Date of Termination through the first anniversary of the Date of Termination (or benefits comparable in value to the benefits provided under Section 5(d)); (C) the payments provided in Section 5(b) hereof at the time such payments would otherwise have been due and the Company shall have no further obligations to the Executive under this Agreement.

          9.  Notices.  All notices, demands, requests or other communications
              -------
required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          9(a)  If to the Company:

                Price Communications Wireless, Inc.
                c/o Price Communication Corporation
                45 Rockefeller Plaza
                Suite 2300
                New York, New York  10020
                Telecopy:  (212)397-3755
                Attn:    Robert Price

          9(b)  If to Executive:

                K. Patrick Meehan, Esq.
                12800 University Drive, Ste. 500
                Fort Myers, FL 33907-5337

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three (3) days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with return receipt, the delivery receipt, the telecopy confirmation, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          10.  Survival.  It is the express intention and agreement of the
               --------
parties hereto that the provisions of Section 6 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

          11.  Binding Effect.  The effectiveness of this Agreement shall be
               --------------
subject to and conditioned upon the consummation of the Merger, and this Agreement shall be of no force and effect if the Merge shall fail to be
consummated for any reason.   Subject to any provisions hereof restricting
assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees executors, administrators, legal representatives, successors and assigns. This Agreement may not be assigned by the Executive, and shall not inure to the benefit of or be enforceable by any person or entity other that as aforesaid including without limitation any employee of the Company.

          12.  Governing Law.  This Agreement, the rights and obligations of the
               -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida (but not including the choice of law rules thereof).

          13.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each shall be an original and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first herein above written.


                              PRICE COMMUNICATIONS WIRELESS, INC.

                                 /s/ Robert Price
                              By:_________________
                              Name:  Robert Price
                              Title:    President


                              THE EXECUTIVE:

                              /s/ K. Patrick Meehan
                              ______________________
                              K. Patrick Meehan